As filed with the Securities and Exchange Commission on March 12, 1996
                                                   Registration No. 33-_________

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                             -----------------------

                                  FORM S-8/S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             CHEYENNE SOFTWARE, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

     Delaware                                     13-3175893
------------------------------       -----------------------------------
(State or other jurisdiction of      (I.R.S. Employer Identification No.)
incorporation or organization)

               3 Expressway Plaza, Roslyn Heights, New York     11577
--------------------------------------------------------------------------------
          (Address of principal executive offices)            (Zip Code)

    Cheyenne Software, Inc. 1987 Non-Qualified Stock Option Plan, as amended
      Cheyenne Software, Inc. 1989 Incentive Stock Option Plan, as amended Cheyenne Software, Inc. 1992 Stock Option Plan for Outside Directors
      --------------------------------------------------------------------
                            (Full title of the plan)

                             ReiJane Huai, President
                             Cheyenne Software, Inc.
                               3 Expressway Plaza
                         Roslyn Heights, New York 11577
                       ----------------------------------
                     (Name and address of agent for service)

                                 (516) 484-5110
         --------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                     Morrison Cohen Singer & Weinstein, LLP
                              750 Lexington Avenue
                            New York, New York 10022
                                 (212) 735-8600

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

                    -----------------------------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.   []

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   []

     If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.   []

     Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus contained herein is a combined prospectus relating to this Registration Statement and the Registrant's registration statement on Form S-8 and Form S-3, File No. 33-74612.

                                   CALCULATION OF REGISTRATION FEE

                                                                       Proposed
   Title of Securities      Amount to be      Proposed Maximum         Maximum            Amount of
     to be Registered      Registered1, 4   Offering Price Per    Aggregate Offering   Registration Fee
                                                   Share2                Price
 Common Stock, par value
 $0.01 per share,
 issuable upon exercise
 of plan options               670,168             $23.250          $15,581,406.00        $5,372.90


 Common Stock, par value
 $0.01 per share,
 issuable upon exercise
 of plan options               25,000              $20.500            $512,500.00          $176.72


 Common Stock, par value
 $0.01 per share,
 issuable upon exercise
 of plan options               312,875             $12.750           $3,989,156.25        $1,375.57

 Common Stock, par value
 $0.01 per share,
 issuable upon exercise
 of plan options               260,000             $23.250           $6,045,000.00        $2,084.48


 Common Stock, par value
 $0.01 per share,
 issuable upon exercise
 of plan options              1,631,957           $21.813           $35,597,878.04        $12,275.13



      Total Registration Fee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $21,284.80


1 Indicates the aggregate number of additional shares of Common Stock authorized and reserved for issuance under the 1987 Non-Qualified Stock Option Plan, as amended, and the 1989 Incentive Stock Option Plan, as amended. The increase in the number of shares of Common Stock reserved for issuance under the 1987 Non-Qualified Plan was approved by the Registrant's stockholders at the Registrant's annual meeting of stockholders held on December 15, 1994, and increases in the number of shares of Common Stock reserved for issuance under the 1989 Incentive Stock Option Plan was approved by the Registrant's stockholders at Registrant's annual meetings of stockholders held on December 15, 1994 and December 14, 1995.

2 Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h).

3 Based on the average of the high and the low sale prices of the Registrant's Common Stock on the American Stock Exchange on
     March 8, 1996.

4 Includes 3,640,372 shares of Common Stock (as adjusted for the three-for-two stock split paid in the form of a 50% stock dividend on March 29, 1994) which were previously registered in the Registrant's registration statement on Form S-8 and Form S-3, File No. 33-74612.
     A registration fee with respect to such shares was previously paid with the registration statement on Form S-8 and Form S-3, File No. 33-74612.

     Also registered hereunder are an indeterminable number of shares of Common Stock which may be issued pursuant to anti-dilution provisions of the option plans.

                                EXPLANATORY NOTE

     This Registration Statement contains two parts. The first part contains a prospectus pursuant to Form S-3 (in accordance with Section C of the General Instructions to Form S-8) which covers reoffers and resales of shares of Common Stock of the Registrant which previously have been issued or which shall be issued upon the exercise of options granted pursuant to the Cheyenne Software, Inc. 1987 Non-Qualified Stock Option Plan, as amended (the "Non-Qualified Plan"), the Cheyenne Software, Inc. 1989 Incentive Stock Option Plan, as amended (the "Incentive Plan"), and the Cheyenne Software, Inc. 1992 Stock Option Plan for Outside Directors (the "Outside Directors Plan"). The second part contains Information Required in the Registration Statement pursuant to Part II of Form S-8 and certain items from Information Not Required in Prospectus pursuant to
Part II of Form S-3. Pursuant to the Note to Part I of Form S-8, the Plan Information specified by Part I is being separately provided to Registrant's employees, officers, directors and consultants as specified by Rule 428(b)(l) and is not being filed with the Securities and Exchange Commission.

                             CHEYENNE SOFTWARE, INC.

         Cross Reference Sheet Pursuant to Item 501(b) of Regulation S-K

                                      Regulation S-K
     Item No. and Caption                 Item No.       Location in Prospectus
     --------------------                 --------       ----------------------

1.   Forepart of the Registration
     Statement and Outside Front Cover
     Page of Prospectus . . . . . . . . .   501(a)     Cover of Registration
                                                       Statement
                                               (b)     This Cross Reference
                                                       Sheet
                                               (c)     Outside Front Cover
2.   Inside Front and Outside Back
     Cover Pages of Prospectus  . . . .   . 502(a)     Available Information
                                               (b)     Inapplicable
                                               (c)     Incorporation of Certain
                                                       Documents by Reference
                                           (d)-(f)     Inapplicable
                                               (g)     Inside Front Cover

3.   Summary Information, Risk Factors
     and Ratio of Earnings to Fixed
     Charges.                               503(a)     Inapplicable
                                               (b)     Incorporation of Certain
                                                       Documents by Reference
                                               (c)     Risk Factors
                                               (d)     Inapplicable

4.   Use of Proceeds  . . . . . . . . . .      504     Use of Proceeds

5.   Determination of Offering Price  . .      505     Outside Front Cover Page;
                                                       Plan of Distribution

6.   Dilution   . . . . . . . . . . . . .      506     Inapplicable

7.   Selling Security-Holders . . . . . .      507     Selling Security-Holders

8.   Plan of Distribution . . . . . . . .  508 (a)-(b) Inapplicable
                                               (c)-(d) Plan of Distribution
                                               (e)-(j) Inapplicable

9.   Description of Securities to be
     Registered . . . . . . . . . . . . .  202 (a)-(f) Inapplicable

10.  Interests of Named Experts and Counsel    509     Inapplicable

11.  Material Changes . . . . . . . . . .      -       Inapplicable

12.  Incorporation of Certain Information by
        Reference   . . . . . . . . . . .      -       Incorporation of Certain
                                                       Documents by Reference
13.  Disclosure of Commission Position on
     Indemnification for Securities Act
        Liabilities   . . . . . . . . . .      510     Indemnification

                                TABLE OF CONTENTS


Description                                                           Page No.
-----------                                                           --------


Available Information   . . . . . . . . . . . . . . . . . . . . . . . .  3

Incorporation of Certain Documents by Reference . . . . . . . . . . . .  3

Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

Selling Stockholders  . . . . . . . . . . . . . . . . . . . . . . . . . 11

Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . 15

Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

Legal Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

Experts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

PROSPECTUS
(FORM S-3)



                             CHEYENNE SOFTWARE, INC.

                        6,540,372 Shares of Common Stock
                           ($0.01 Par Value Per Share)


     This Prospectus relates to 6,540,372 shares (the "Shares") of common stock, $0.01 par value per share (the "Common Stock"), of Cheyenne Software, Inc., a Delaware corporation (the "Company" or "Cheyenne"), which may be sold from time to time by the selling stockholders named herein (the "Selling Stockholders"). The Shares have been issued or are issuable to the Selling Stockholders pursuant to and upon the exercise of options (the "Options") granted or which may be granted under certain stock option agreements between the Company and the Selling Stockholders. The Company has received or will receive various amounts ranging from approximately $5.26 to $26.125 for each Share issued upon the exercise of Options. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders. All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by the Selling Stockholders in connection with the sale of the Shares will be borne by them.

     The Company is not aware of any underwriting arrangements with respect to the sale by the Selling Stockholders of any of the Shares.

     The Shares may be offered by or for the account of the Selling Stockholders, from time to time, on the American Stock Exchange or on any stock exchange on which the Shares may be listed at the time of sale, in negotiated transactions, or through a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Stockholders may effect such transactions by selling Shares to or through broker-dealers who may receive compensation in the form of discounts, concessions, or commissions from the Selling Stockholders and/or the purchasers of Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Any broker-dealer acquiring Shares from a Selling Shareholder may sell such Shares in its normal market making activities, through other brokers on a principal or agency basis, in negotiated transactions, or through a combination of such methods. See "Selling Stockholders" and "Plan of Distribution."

     The Common Stock is traded on the American Stock Exchange under the symbol "CYE". On March 8, 1996, the closing price of the Common Stock on the American Stock Exchange was $21.625 per share.

     FOR INFORMATION CONCERNING THE COMPANY'S CURRENT FINANCIAL POSITION AND OTHER IMPORTANT FACTORS, SEE "RISK FACTORS" AND "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

     THE PURCHASE OF SECURITIES BEING OFFERED HEREBY IS SUBJECT TO CERTAIN MATERIAL RISKS. SEE "RISK FACTORS" AT PAGES 5-11 OF THIS PROSPECTUS.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     No person has been authorized to give any information or to make any representation other than as contained or incorporated by reference in this Prospectus, and any information or representation not contained or incorporated by reference herein should not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer of any securities other than those described on the cover page or an offer to sell or a solicitation of an offer to buy the Shares in any State or other jurisdiction where, or to any person to whom, it is unlawful to make such offer. Neither the delivery of this Prospectus nor any sales made hereunder, under any circumstances, shall create any implication that there has been no change in the affairs of the Company between the date hereof and the date of any such sale.


                 The date of this Prospectus is March 12, 1996.

                              AVAILABLE INFORMATION


     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices: the Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048, and the Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained by written request from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Common Stock is traded on the American Stock Exchange, with an office at 86 Trinity Place, New York, New York 10006, and the Company's reports and proxy statements may be inspected at such offices.

     A registration statement on Form S-8/S-3, together with all amendments, exhibits and documents incorporated therein by reference (the "Registration Statement"), has been filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares offered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements in this Prospectus as to the contents of exhibits are not necessarily complete, and each statement is qualified in all respects by reference to the copies of documents filed or incorporated by reference as exhibits to the Registration Statement or otherwise filed with the Commission. See also "Incorporation of Certain Documents by Reference."

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents (or parts thereof) filed with the Commission by the Company are incorporated by reference in this Prospectus:

     1.  Annual Report on Form 10-K for the fiscal year ended June 30,
         1995;

     2. Annual Report on Form 10-K/A, Amendment No. 1, for the fiscal year ended June 30, 1995;

     3. Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 1995 and December 31, 1995;

     4. Definitive Proxy Statement, dated November 6, 1995, for the Annual Meeting of Stockholders held on December 14, 1995; and

     5. The description of the Common Stock contained in the Registration Statement filed under the Exchange Act registering the Common Stock under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment indicating that all of the Shares offered hereby have been sold, or deregistering all of the Shares that, at the time of such post-effective amendment, remain unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company shall furnish without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, copies of any or all of the documents which are incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Written or telephone requests for such documents should be directed to Mr. Elliot Levine, Executive Vice President, Senior Financial Officer and Treasurer, Cheyenne Software, Inc., 3 Expressway Plaza, Roslyn Heights, New York 11577. The Company's telephone number is (516) 484-5110.

                                  RISK FACTORS


     The following factors should be carefully considered in evaluating the Company and its business before purchasing the securities offered hereby.

     1.  Competition and Technological Change.
         ------------------------------------

         The computer software industry is highly competitive. The Company faces substantial competition in connection with the development and marketing of its products. The industry is also characterized by significant and rapid technological advances. Many of the Company's competitors have substantially greater capital resources, larger research and development staffs and other facilities than the Company, and have established reputations for success in the development, distribution and/or sale of computer-related products. Cheyenne's products, having been focused on particular segments of the LAN market, have enjoyed wide acceptance. Cheyenne is therefore susceptible to the risk that its target market segments could change in character or that others might develop
and market technologically superior products.   In either case, demand for the
Company's products might decrease. If Cheyenne is unable to develop the new products needed to compete in such evolving markets, its operations likely will suffer. Competitors include software development companies such as Computer Associates International, Inc., IBM, Legato Systems, Inc., Tecmar, Intel, Seagate Corporation, which includes the Arcada and Palindrome product lines, Microsoft Corp., Novell, Inc., EMC Corp., Sterling Software, Inc. and Symantec Corporation, as well as other software developers servicing the LAN marketplace.


     2.  Uncertainties Inherent in the Software Business.
         -----------------------------------------------

         A profitable company engaged in software development and marketing has the ability to: (1) finance its software development projects; (2) hire qualified engineers/programmers to upgrade its existing software and to develop new software; and (3) successfully market its software products. Such company's potential for future success must be considered in light of the expenses, delays and complications frequently encountered in connection with the development and marketing of new products and the highly competitive environment in which such a company operates. The development of software products requires continuous research and development, and their attendant costs. Although management is optimistic that Cheyenne's products will continue to be favorably received by trade publications and the computer industry, whether Cheyenne will operate profitably in the future will depend upon its ability to continue to develop new and to improve existing LAN and WAN products, or other niche market products prior to, or in a more technologically advanced form than its competitors, and successfully to market such software products. There is no assurance that the Company will be able to generate sufficient operating revenue from marketing its current products to cover the cost of undertaking and developing new products of a kind and quality which will allow it to continue to compete successfully. There can be no assurance that the Company will be able to develop new products in a timely manner in relation to customer demand and the products being offered by the Company's competition, if at all. In addition, the Company's ability to maintain a competitive position in light of the industry's reliance on continuous technological development will depend, in a significant part, on its ability to continue to attract and retain qualified and highly skilled engineers/programmers. Finally, even after the successful development of a product, gaining market acceptance of a new product requires substantial effort and money to inform potential customers and trade publications of such new product's distinctive characteristics in order to generate customer interest and demand.

     3.  Returns and Exchanges; Price Protection.
         ---------------------------------------

         The Company is exposed to the risk of product returns and exchanges from its distributors. The Company generally allows its distributors, subject to certain limitations, to exchange purchased products. Although the Company believes that it provides an adequate allowance for sales returns and exchanges, there can be no assurance that actual sales returns and exchanges in the future will not exceed the Company's allowance. In particular, should any new product experience a high rate of bugs or other performance difficulties, or should the Company misjudge the demand for newly introduced products, the Company could experience a significantly higher rate of returns or exchanges than has historically been the case.

         In addition, the Company's policy is to protect the Company's distributors in the event of a price reduction. Should the Company lower the list price on products, the Company's distributors would receive a Company credit in an amount approximately equal to the reduction in the distributors expected revenue for the affected products in the distributors' inventories at the time of the price reduction. Although through the date of this Prospectus there have been no such price reductions, there can be no assurance that in the future there will not be such reductions with accompanying price protection credits.

     4.  New Product Developments; Distribution Channels
         -----------------------------------------------

         A substantial portion of the Company's revenues are derived from products that function in a Novell NetWare operating environment. The Company has introduced products that function in other operating environments, most significantly, in Unix and Microsoft NT. There can be no assurance that the Company's efforts to further develop Unix and Microsoft NT and other products compatible with other operating environments, will be technologically successful, that any resulting products will achieve market acceptance or that Cheyenne will elect to develop software products for the operating environments that ultimately are accepted by the marketplace. The failure to do so may
materially adversely affect the Company.   It is anticipated that some of these
new products will not be sold in Cheyenne's traditional channel of distribution. The success of these products will therefore in part be determined by the Company's ability to develop and maintain relationships with new channels of distribution. There can be no assurance that Cheyenne will be able to develop these relationships or that such relationships, if developed, will be successful.

     5.  Product Concentration.
         ---------------------

         The Company historically has derived approximately 80+% of its revenues from the ARCserve product line, substantially all of which supports the Novell NetWare operating system. Although the Company has recently increased sales of ARCserve supporting Windows NT, Unix and other operating systems and intends to devote significant resources to further increase such sales, increased sales in the other portions of the market like Windows NT may not be sufficient in the foreseeable future to offset any decline or slowing in revenues from NetWare products. Therefore, the success of ARCserve for NetWare and in particular new Version 6 is critical to the future success of the Company. The failure of ARCserve 6 to obtain broad market acceptance, whether due to competition, product quality or other factors, would have a material adverse effect on the Company's business. In addition, even if ARCserve 6 is broadly accepted, sales of this and the Company's other NetWare products are linked closely with the growth in the market for the NetWare operating system. The apparent slowing in the growth of the NetWare market, the Company's significant dependence on this market, and general uncertainty in the networking operating system market created by the competition between Microsoft and Novell, subjects the Company's performance to increased volatility.

     6.  Software Product Development
         ----------------------------

         It is not uncommon for companies in the software industry to experience significant delays in introducing new products due to delays in product development and "debugging" of new programs. It is expected as the Company introduces products that are increasingly more complex, the development cycles will become longer and more expensive. The Company has experienced such delays in developing, completing or shipping new or enhanced products, and such delays are possible to happen to the Company again in the future. Such delays could make the Company's products less competitive, and could have a negative impact on the Company's operating results.

     7.  Major Customers
         ---------------

         The Company is not dependent on any single customer. Nonetheless, one distributor customer accounted for approximately 14% of the Company's revenues in the fiscal year ended June 30, 1995. Changes in the purchasing pattern of that customer, or any of the Company's major customers could result in material changes to the Company's operating results.

     8.  Lack of Predictability of Future Operating Results on a Quarterly
         -----------------------------------------------------------------
         Basis.
         ------

         Quarterly results are difficult to predict until the end of each quarter and may fluctuate significantly from quarter to quarter. The difficulty in making quarterly predictions is caused by the fact that most product orders are booked and delivered within the same quarter. Furthermore, a high percentage of the Company's revenues are earned in the third month of each fiscal quarter and tend to be concentrated in the latter half of that month.

     9.  Retention of Key Personnel.
         --------------------------

         Due to the technical nature of the Company's business, the Company's ability to develop competitive and marketable products in its highly specialized field depends in large part on its ability to attract and retain qualified engineering, programming, technical and management personnel. Although the Company believes that it has been successful in attracting and retaining skilled and experienced personnel, future expansion is dependent upon the hiring of additional, and the retention of currently employed, qualified technical and marketing personnel.

     10. Intellectual Property Rights.
         ----------------------------

         The Company's success depends in part upon its technological expertise and proprietary product designs. The Company relies upon its trade secret program and, to a lesser extent, upon unpatented know-how and copyrights to protect its proprietary technologies. The Company is the owner of a United States Patent and has filed additional patent applications. There can be no assurance that these steps will be adequate to deter misappropriation or infringement of its proprietary technologies. Further, given the rapid evolution of technology and uncertainties in intellectual property law, there can be no assurance that the Company's current or future products will not be determined to infringe proprietary rights of others, or alternatively, that if the Company asserts that another is infringing on its proprietary rights, it will succeed in obtaining a favorable judicial determination. If such a determination of infringement were to occur, no assurance can be given that the Company would be able to obtain the requisite licenses or rights to use such technology upon reasonable terms, if at all.

     11. No Dividends.  The Company has not paid any cash dividends since its
         ------------
inception, and it is not anticipated that cash dividends will be paid in the foreseeable future.

     12. Litigation.  The Company is a party to the material pending legal
         ----------
proceedings set forth below (collectively, the "Proceedings"):

         a.   IN RE CHEYENNE SOFTWARE, INC. SECURITIES LITIGATION
              Master File No. 94 Civ. 2771 (TCP)

              On or about June 11, 1994, a securities fraud class action Complaint, entitled BELL V. CHEYENNE SOFTWARE, INC., ET AL., was filed in the United States District Court for the Eastern District of New York. The lawsuit names as defendants the Company and several of its officers and directors. In the following weeks, several other similar lawsuits were filed in the Eastern District of New York. The actions allege securities fraud claims under Sections 10(b)
and 20 of the Exchange Act, and seek compensatory damages on behalf of all the shareholders who purchased shares between approximately January 24, 1994 and approximately June 17, 1994, as well as attorneys' fees and costs. The gravamen of the actions is that the Company and the individual defendants made misrepresentations and omissions to the public, which caused the Company's stock to be artificially inflated. The suits rely on what is known as the "fraud on the market" theory of liability.

              On July 20, 1994, the Court ordered that all of the actions be consolidated under the caption of IN RE CHEYENNE SOFTWARE, INC. SECURITIES LITIGATION. On March 8, 1995, plaintiffs filed an Amended Complaint. On March 23, 1995, plaintiffs served a Motion for Class Certification. The Company has contested certain aspects of that Motion, and the Court has yet to issue a ruling. On April 11, 1995, the Company served a Motion to Dismiss certain of the claims alleged in the Amended Complaint. The Motion to Dismiss is expected to be heard by March-June, 1996.

              The defendants deny any and all liability and intend to vigorously defend against the claims.

         b.   RAND V. OXENHORN, ET AL.
              Delaware Chancery Court (New Castle County) No. 13583

              On or about June 27, 1994, a shareholder derivative Complaint, entitled RAND V. OXENHORN, ET AL., was filed in the Court of Chancery for the State of Delaware in and for New Castle County. The lawsuit, purportedly filed derivatively on behalf of the Company, names as defendants eleven of its present or former officers and directors. The Complaint's factual allegations are similar to those of IN RE CHEYENNE SOFTWARE, INC. SECURITIES LITIGATION described above. However, instead of securities fraud claims, the action alleges that the defendants breached their fiduciary obligations to the Company. The suit seeks a variety of compensatory damages as well as attorneys' fees.

              On August 19, 1994, the defendants filed a Motion to Dismiss on the grounds that (1) the plaintiff failed to comply with the pleading and demand requirements of a derivative action and (2) the pleadings fail to state a claim upon which relief may be granted. On October 14, 1994, and before defendants' Motion to Dismiss was ruled on, an Amended Complaint was filed only naming as defendants six of Cheyenne's officers or directors. Cheyenne filed a Motion to Dismiss the Amended Complaint on the same grounds listed above on February 16, 1995.

              The defendants deny any and all liability and intend to vigorously defend against the claims.

         c.   SEC FORMAL PRIVATE INVESTIGATION

              On June 28, 1994, the Commission commenced an Informal Inquiry into Cheyenne. On or about April 14, 1995, the Commission advised the Company that it had issued a Formal Order of Private Investigation of the Company. The Private Investigation is a continuation of the Informal Inquiry. The Formal Order, among other things, enables the Commission to utilize its subpoena powers to obtain relevant information from third parties as well as the Company. The Private Investigation relates to possible violations of federal securities laws. The Company has been cooperating and intends to continue cooperating fully with the Commission.

         d. JWANCO, INC., ET AL. V. CHEYENNE SOFTWARE, INC., ET AL. California Superior Court (County of Alameda) No. H-183331-1

              On or about May 2, 1995, plaintiffs JWANCO, Inc. (formerly known as Bit Software, Inc.), Jonathan Wan, Yau Ki Chuck, Norman Chan, David Law and David Wong filed an action in the Superior Court of California in and for the County of Alameda against the Company, Cheyenne Communications, Inc., a wholly-owned subsidiary of the Company, and several of its officers, directors and employees. The Complaint alleges breach of contract, fraud, wrongful termination, negligent infliction of emotional distress, and a number of other related torts. The essence of the allegations is that the defendants breached agreements and defrauded JWANCO, Inc., and the individual plaintiffs in connection with the Company's acquisition of certain assets and assumption of certain liabilities of Bit Software, Inc. on May 19, 1994. These allegations are substantially similar to those IN RE CHEYENNE SOFTWARE, INC. SECURITIES LITIGATION described above. In addition, the Complaint alleges, on behalf of plaintiff Jonathan Wan only, wrongful termination and a variety of other causes of action relating to the employment and termination of the employment of Jonathan Wan by Cheyenne Communications. The defendants have removed the action to the United States District Court, and have moved to transfer it to New York. Management of the Company, based on advice of outside legal counsel, does not believe that the ultimate resolution of this lawsuit will have a material adverse affect on the financial position or results of operations of the Company.

              Although no answer has yet been filed, the defendants deny any and all liability and intend to vigorously defend against the claims.

         e.   BEIER V. CHEYENNE SOFTWARE, INC., ET AL.
              Master File No. 95 Civ. 2275 (DRH)

              On or about September 26, 1995, a Complaint was filed against the Company and one of its officers alleging fraudulent and negligent misrepresentation. The plaintiff alleges that misrepresentations were made to him by one of the Company's officers in connection with the plaintiffs investment decision in Cheyenne's common stock in June, 1994. The Company motion to consolidate this action with IN RE CHEYENNE SOFTWARE, INC. SECURITIES

LITIGATION described above was recently denied. On January 26, 1996, the Company served a Motion to Dismiss all of the claims alleged in the Complaint. The Motion to Dismiss is expected to be heard by June, 1996.

              The defendants deny any and all liability and intend to vigorously defend against the claims.

         f.   PCPC V. CHEYENNE SOFTWARE, INC., ET AL.
              United States District Court (District of Delaware) Case No. 95-301 (SLR)

              On May 19, 1995, Personal Computer Peripherals Corporation ("PCPC") filed a lawsuit in the United States District Court for the District of Delaware, Case No. 95-301(SLR), naming Cheyenne, Legato Systems, Inc., Arcada Software, Artisoft, Palindrome (a subsidiary of Seagate) and Symantec as defendants. PCPC alleges infringement of patent No. 5,135,065, entitled "Backup Computer Program for Networks" issued to PCPC on July 21, 1992. PCPC is seeking an injunction against infringement of its patent, treble damages, attorneys' fees and other damages. On July 10, 1995, Cheyenne answered the Complaint and denied any and all liability.

              Cheyenne intends to vigorously defend against the claims. Management of the Company, based on advice of outside legal counsel, does not believe that the ultimate resolution of this lawsuit will have a material adverse affect on the financial position or results of the operations of the Company.


                                 USE OF PROCEEDS

Selling Stockholders
--------------------

     The Shares which may be sold under this Prospectus will be sold for the respective accounts of each of the Selling Stockholders. Accordingly, the Company will not realize any proceeds from the sale of the Shares. The Company, however, will derive net proceeds of approximately $35,489,065 if all of the currently unexercised Options are exercised. Such proceeds will be available to the Company for working capital and general corporate purposes. No assurance can be given, however, as to when or if any or all of the Options will be exercised. See "Selling Stockholders" and "Plan of Distribution."


                              SELLING STOCKHOLDERS

Identity of Selling Stockholders; Number of Shares Offered
----------------------------------------------------------

     The following table sets forth (i) the name of each Selling Stockholder,
(ii) the nature of any position, office, or other material relationship which each such Selling Stockholder has had with the Company or any of its affiliates within the last three (3) years, (iii) the number of Shares owned by each such Selling Stockholder prior to the offering,
(iv) the number of Shares offered for each such Selling Stockholder's account, and (v) the number of Shares and the percentage owned by each such Selling Stockholder after completion of the offering, assuming that all Shares offered pursuant to this Prospectus are sold. All Shares and unexercised Options, depending on the date of their purchase or grant, have been adjusted to reflect the three-for-two stock split paid in the form of a 50% stock dividend on March 29, 1994, the three-for-two stock split paid in the form of a 50% stock dividend on April 8, 1993, and the three-for-two stock split paid in the form of a 50% stock dividend on March 25, 1992.

                                                                                     Number of Shares
                                                                                     Owned of Record
                    Relationship         Total Shares       Number of Shares         After the Offering,
Selling                  to             Owned Prior to      Offered for Selling      Assuming That All
Stockholder         The Company            Offering(1)      Stockholder's Account    Shares Are Sold(1)        Percent(2)
-----------         -----------         -----------------   ---------------------    ---------------           -------

Michael Adler      Vice President,                   0              63,000(3)                   0                  *
                   Assistant Secretary
                   and General Counsel

Rino Bergonzi      Director                      2,500**            33,750(4)             2,500**                  *

Yuda Doron         Executive Vice President        500**           240,000(5)               500**                  *

Doris Granatowski  Executive Vice President -
                   Operations                        0              85,000(6)                 0                    *

ReiJane Huai       Chairman of the              70,608             462,500(7)            70,608                    *
                   Board, President, and
                   Chief Executive Officer

Alan Kaufman       Executive Vice President -        0             287,500(8)                 0                    *
                   Sales and Secretary

Richard Kramer     Director                     33,750              67,500(9)            33,750                    *

Wayne Lam          General Manager-             43,858***           46,000(10)           43,858***                 *
                   NetWare Division

Elliot Levine      Executive Vice              126,500            320,000(11)           126,500                    *
                   President,
                   Senior Financial
                   Officer, and Treasurer

James McNiel       Executive Vice               33,750            355,000(12)            33,750                    *
                   President-
                   Business Development

Bernard Rubien     Director                          0             50,625(13)                 0                    *

Ginette Wachtel    Director                          0              67,500(9)                 0                    *

______________________

*    Represents less than 1% of the outstanding shares of Common Stock.
**   Includes shares of Common Stock owned by his wife.
*** Includes shares of Common Stock owned jointly with his wife and shares of Common Stock owned by Hollow Lane Technologies, Inc. (formerly known as Applied Programming Technologies, Inc.), in which Mr. Lam and his wife each have an equity interest.

(1) Does not include shares of Common Stock which may be acquired through the exercise of stock options, whether or not such stock options are presently exercisable.
(2) Based on 39,661,563 shares of Common Stock outstanding (excluding 2,035,000 treasury shares), which includes (i) 37,542,188 shares of Common Stock outstanding as of the date of this Prospectus (excluding 2,035,000 treasury shares and excluding 37,945 shares in respect of options exercised prior to the date hereof which will be issued by the Company's transfer agent), and (ii) 2,073,375 shares of Common Stock which are to be issued to certain Selling Stockholders pursuant to the exercise of their options. Does not include shares of Common Stock, issuable upon the exercise of certain options, which were previously registered on Form S-3, Registration No. 33-26340, dated February 14, 1989, or shares of Common Stock, issuable upon the exercise of certain options, which were previously registered on Form S-3, Registration No. 33-43328, dated
     January 2, 1992.
(3)  Represents 63,000 shares of Common Stock acquirable under the Incentive
     Plan.
(4) Consists of 33,750 shares of Common Stock acquirable under the Outside Directors Plan.
(5) Represents 240,000 shares of Common Stock acquirable under the Non-Qualified Plan.
(6)  Represents 85,000 shares of Common Stock acquirable under the Incentive
     Plan.
(7) Represents 462,500 shares of Common Stock acquirable under the Non-Qualified Plan.
(8) Represents 287,500 shares of Common Stock acquirable under the Non-Qualified Plan.
(9) Represents 67,500 shares of Common Stock acquirable under the Outside Directors Plan.
(10) Represents 31,000 shares of Common Stock acquirable under the Incentive Plan and 15,000 shares of Common Stock acquirable under the Non-Qualified Plan.
(11) Represents 315,000 shares of Common Stock acquirable under the Non-Qualified Plan and 5,000 shares previously acquired under the Non-Qualified Plan.
(12) Represents 355,000 shares of Common Stock acquirable under the Non-Qualified Plan.
(13) Represents 50,625 shares of Common Stock acquirable under the Outside Directors Plan.

     Michael B. Adler, Esq. has been an employee and General Counsel of the Company since August 2, 1993, Assistant Secretary since December 15, 1994 and Vice President since July 18, 1995.

     Rino Bergonzi was elected as a director of the Company on April 21, 1994.

     Yuda Doron has been an employee of Cheyenne Communications, Inc., a subsidiary of the Company, since April 5, 1993 and Executive Vice President of the Company since June 1, 1995.

     Doris Granatowski has been a Vice President of the Company since November 15, 1994 and an Executive Vice President since December 14, 1995.

     ReiJane Huai has been an employee of the Company since September 14, 1988, President, Chief Executive Officer and a director of the Company since October 7, 1993, and Chairman of the Board since May 20, 1994. He served as Vice President-Engineering of the Company from March 1990 through October 7, 1993.

     Alan Kaufman has been an employee of the Company since April 1986, Executive Vice President of the Company since October 7, 1993 and Secretary since August 1988. He served as a Vice President of the Company from February 1987 through October 7, 1993.

     Richard Kramer, Bernard Rubien and Ginette Wachtel have been directors of the Company for more than three years.

     Wayne Lam has been an employee of the Company since April 1993. On March
7, 1996, he became the General Manager of the NetWare Division (having served as acting General Manager of the NetWare Division since January 1996).

     Elliot Levine has been Executive Vice President of the Company since October 7, 1993, Senior Financial Officer of the Company since March, 1990 and Treasurer since December 1991. He served as a Vice President of the Company from March 1990 through October 7, 1993.

     James McNiel has been an employee of the Company since May 1990 and Executive Vice President since October 7, 1993. From April 1, 1992 through October 7, 1993, he served as a Vice President of the Company.

                              PLAN OF DISTRIBUTION


     The sales of the Shares by the Selling Stockholders may be effected, from time to time, on the American Stock Exchange or on any stock exchange on which the Shares may be listed at the time of sale, in negotiated transactions, or through a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Stockholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Stockholders and/or the purchasers of Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     The Selling Stockholders and any broker-dealers that act in connection with the sale of the Shares hereunder might be deemed to be "Underwriters" within the meaning of Section 2(11) of the Securities Act; any commissions received by them and any profit realized on the resale of Shares as principals might be deemed to be underwriting compensation under the Securities Act.

     Any broker-dealer acquiring Shares from a Selling Stockholder may sell the Shares either directly, in its normal market-making activities, through or to other brokers on a principal or agency basis, or to its customers. Any such sales may be at prices then prevailing on the American Stock Exchange, at prices related to such prevailing market prices, at negotiated prices, or at prices reflecting the application of a combination of such methods.

     The Company has advised the Selling Stockholders that anti-manipulative Rules 10b-5, 10b-6 and 10b-7 promulgated under the Exchange Act may apply to their sales in the market. The Company has furnished the Selling Stockholders with copies of these rules, and has informed the Selling Stockholders of the possible need for them to deliver copies of this Prospectus in connection with their resales of the Shares. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act.
Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and, if any such broker-dealer purchases shares as a principal, any profits received on the resale of such Shares may be deemed to be underwriting discounts and commissions under the Securities Act.

     Upon the Company's being notified by any Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Shares through a cross or block trade, a supplemental prospectus will be filed under Rule 424(c) under the Securities Act, setting forth the name of the participating broker-dealer(s), the number of shares involved, the price at which such Shares were sold by the Selling Stockholder, the commissions paid or discounts or concessions allowed by the Selling Stockholder to such broker-dealer(s), and where applicable, that such broker-dealer(s) did not conduct any investigation to verify the information set out in this Prospectus.

     Any Shares which qualify for resale pursuant to Rule 144 promulgated under the Securities Act may be sold under that Rule rather than pursuant to this Prospectus.

     There can be no assurance that the Selling Stockholders will sell all or even any of the Shares which may be offered by them or any of them hereunder.



                                 INDEMNIFICATION


     Section 145 of the General Corporation Law of the State of Delaware (the "GCL") provides that a corporation may indemnify its officers and directors (or persons who have served, at the corporation's request, as officers or directors of another corporation) against the reasonable expenses, including attorneys' fees, actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that if such action shall be in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation unless and to the extent that the Court of Chancery of the State of Delaware, or any other court in which the suit may be brought, shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification.

     The Restated Certificate of Incorporation (the "Charter"), and the Restated By-Laws (the "By-Laws") of the Company provide for the elimination of the personal liability of a director to the Company and its stockholders for monetary damages for breach of a fiduciary duty as a director. However, the Charter and By-Laws have not (and are not permitted by statute to have) eliminated the liability of a director for (i) any breach of a director's duty of loyalty to the Company and its stockholders; (ii) any acts or omissions not undertaken in good faith or which involve intentional misconduct or a knowing violation of law; (iii) any action under Section 174 of the GCL, including paying a dividend or approving an illegal dividend; or (iv) any transaction from which the director derived an improper personal benefit.

     The Charter and By-Laws also provide that expenses incurred by an officer or director may be paid in advance of the final disposition of such action, suit or proceeding by the

Company, upon the receipt of an undertaking by or on behalf of the director or officer to repay the said amount advanced if a specific determination is made that the officer or director is not entitled to the indemnification. In addition, the By-Laws provide that the Company may maintain insurance to protect itself and its officers and directors against any liability, cost, payment or expense associated with such indemnification.

     Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.



                                  LEGAL MATTERS


     The legality of the issuance of Common Stock offered by this Prospectus has been passed upon for the Company by Morrison Cohen Singer & Weinstein, LLP, 750 Lexington Avenue, New York, New York 10022.



                                     EXPERTS


     The consolidated financial statements and schedules of Cheyenne Software, Inc. and subsidiaries as of June 30, 1995 and 1994, and for each of the years in the three-year period ended June 30, 1995, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP ("KPMG"), independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     KPMG's report contains an explanatory paragraph that states that the Company is a defendant in a class action lawsuit. The ultimate outcome of the litigation cannot presently be determined. The consolidated financial statements and financial statement schedules do not include any adjustment that might result from the outcome of that uncertainty.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3 (Form S-8).  Incorporation of Documents by Reference.

     The following documents (or parts thereof) filed or to be filed with the Securities and Exchange Commission (the "Commission") by the Company are incorporated by reference in this registration statement:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1995;

     (b) The Company's Annual Report on Form 10-K/A, Amendment No. 1, for the fiscal year ended June 30, 1995;

     (c) The registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 1995 and December 31, 1995;

     (d) The Company's Definitive Proxy Statement, dated November 6, 1995, for the Annual Meeting of Stockholders held on December 14, 1995;

     (e) All other reports filed by the registrant pursuant to Section 13(a) of the Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the annual report referred to in (a) above; and

     (f) The description of the registrant's common stock, $0.01 par value per share (the "Common Stock"), contained in the registration statement filed under the Exchange Act registering such Common Stock under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Item 4 (Form S-8).  Description of Securities.

     Not applicable.


Item 5 (Form S-8).  Interests of Named Experts and Counsel.

     Not applicable.


Item 6 (Form S-8) and Item 15 (Form S-3). Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware (the "GCL") provides that a corporation may indemnify its officers and directors (or persons who have served, at the corporation's request, as officers or directors of another corporation) against the reasonable expenses, including attorneys' fees, actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that if such action shall be in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation unless and to the extent that the Court of Chancery of the State of Delaware, or any other court in which the suit may be brought, shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification.

     The Restated Certificate of Incorporation (the "Charter"), and the Restated By-Laws (the "By-Laws") of the registrant provide for the elimination of the personal liability of a director to the registrant and its stockholders for monetary damages for breach of a fiduciary duty as a director. However, the Charter and By-Laws have not (and are not permitted by statute to have) eliminated the liability of a director for (i) any breach of a director's duty of loyalty to the registrant and its stockholders; (ii) any acts or omissions not undertaken in good faith or which involve intentional misconduct or a knowing violation of law; (iii) any action under 174 of the GCL, including paying a dividend or approving an illegal dividend; or (iv) any transaction from which the director derived an improper personal benefit.

     The Charter and By-Laws also provide that expenses incurred by an officer or director may be paid in advance of the final disposition of such action, suit or proceeding by the registrant upon the receipt of an undertaking by or on behalf of the director or officer to repay the said amount advanced if a specific determination is made that the officer or director is not entitled to the indemnification. In addition, the By-Laws provide that the registrant may maintain insurance to protect itself and its officers and directors against any liability, cost, payment or expense associated with such indemnification.


Item 7 (Form S-8).  Exemption from Registration Claimed.

     Not Applicable.


Item 8 (Form S-8) and Item 16 (Form S-3).  Exhibits

     4.1  Form of Common Stock Certificate.

     4.2 Cheyenne Software, Inc. 1987 Non-Qualified Stock Option Plan, as amended.

     4.3  Cheyenne Software, Inc. 1989 Incentive Stock Option Plan, as amended.

     4.4  Cheyenne Software, Inc. 1992 Stock Option Plan for Outside Directors.

     5.   Opinion of Morrison Cohen Singer & Weinstein, LLP.

     23.1 Consent of KPMG Peat Marwick LLP.

     23.2 Consent of Morrison Cohen Singer & Weinstein, LLP (contained in its Opinion filed as Exhibit 5).

     24. Powers of Attorney (included on the signature page of the registration statement filed March 12, 1996).


Item 9 (Form S-8) and Item 17 (Form S-3).     Undertakings.

     A.   The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement with respect to the following:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, paragraphs A(1)(i) and A(1)(ii) shall not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     E. The undersigned registrant hereby undertakes to deliver, or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     H. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     I.   For purposes of determining any liability under the Securities Act,
(i) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES
                                   ----------

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8/S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Roslyn Heights, New York on March 12, 1996.

                                   CHEYENNE SOFTWARE, INC.

                                   By:   s/ ReiJane Huai
                                      ------------------------------------------
                                        ReiJane Huai, Chairman of the Board,
                                        President and Chief Executive Officer

                                POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints ReiJane Huai and Elliot Levine, or either of them, each with the power of substitution, his or her attorney-in-fact, to sign any amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his or her substitute, may do or choose to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

     Signature                          Title                         Date
     ---------                          -----                         ----


s/ ReiJane Huai                    Chairman of the Board,        March 12, 1966
------------------------------
ReiJane Huai                       President and Chief Executive
                                   Officer (Principal Executive
                                   Officer)

s/ Elliot Levine                   Executive Vice President,     March 12, 1996
------------------------------
Elliot Levine                      Senior Financial Officer
                                   and Treasurer
                                   (Principal Financial and
                                   Accounting Officer)

s/ Rino Bergonzi                   Director                      March 12, 1996
------------------------------
Rino Bergonzi


s/ Richard F. Kramer               Director                      March 12, 1996
------------------------------
Richard F. Kramer


s/ Bernard D. Rubien               Director                      March 12, 1996
------------------------------
Bernard D. Rubien


s/ Ginette Wachtel                 Director                      March 12, 1996
------------------------------
Ginette Wachtel

                               EXHIBIT INDEX



 No.                Description                                             Page
 --                 -----------                                             ----

 4.1      Form of Common Stock Certificate.

 4.2 Cheyenne Software, Inc. 1987 Non-Qualified Stock Option Plan, as amended.

 4.3 Cheyenne Software, Inc. 1989 Incentive Stock Option Plan, as amended.

 4.4      Cheyenne Software, Inc. 1992 Stock Option Plan for Outside
          Directors.

 5        Opinion of Morrison Cohen Singer & Weinstein, LLP.

 23.1     Consent of KPMG Peat Marwick LLP.

 23.2     Consent of Morrison Cohen Singer & Weinstein, LLP
          (contained in its Opinion filed as Exhibit 5).

 24 Powers of Attorney (included on the signature page of the registration statement filed March 12, 1996).